UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 22, 2014

A & C United Agriculture Developing Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-179082	27-5159463
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS I.D.

Oak Brook Pointe, Suite 500, 700 Commerce Drive, Oak Brook, Illinois	60523
(Address of principal executive offices)	(Zip Code)

630-288-2500

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 22, 2014, we entered into an Agreement with CAPITAL GENETIC EBT, S.L.（”CapGen”）, with the principal terms as follows:

Term: From October 22, 2014 to December 31, 2018.

CapGen’s Role. CapGen is primarily in charge of breeding, research & development, providing samples and seed production.

A&C’s Role. A&C is primarily in charge of seeds testing, selection, trialing and demonstration, market developing, commercializing and sales. A&C is responsible for setting up logistics processes including import/export permission, product registration, transportation and local regulation compliance.

Developing Cycle Costs.  Each party is funding itself for the costs and expenses associated with the Developing Cycle Costs as defined in the Agreement.

Territory and Exclusiveness. A&C is mainly conducting its market developing and sales activities in eastern Asia. A&C’s territory includes P.R. China, South Korea and Japan. A&C owns the exclusiveness of the varieties that A&C has selected for commercialization. CapGen may sell its product directly to the markets outside A&C’s territory. With consent of two parties, A&C may assist CapGen in developing markets that are outside A&C’s territory, and vice versa.

Purchase Requirement.  A&C acknowledges purchasing from CapGen, products up to an annual amount of at least 250.000 € starting from 2018. Notwithstanding the above, this amount may be revised by agreement between A&C and CapGen. CapGen shall be entitled to unilaterally terminate this Agreement, in the event A&C has not fulfilled this obligation.

The terms set forth above are not the entire Agreement.  The entire Agreement is filed as an exhibit to this Form 8-K and should be referred to in its entirety for complete information concerning this Agreement.

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Item 7.01 Regulation FD Disclosure.

Based upon information furnished to us, Mr. Ambrosio Hernandez Cabrera, now the lead breader of Cap Gen, the other party to the Agreement [formerly the lead breader of Western Seed], started his research work from 1985 with company Semiplant (100% owned by himself). He then founded Western Seed Company (Spain) in 1989 with two other people and transferred all assets from Semiplant to it.

Western Seed is one of the most rapidly growing seed companies in Europe. Western Seed Group includes Western Seed España S.A., Western Seed 2000, S.L., Uniseed S.L., Western Seed Maroc S.A.R.L., Western Seed Middle East S.A.R.L., Western Seed Italia J.V.C. S.R.L., Western Seed International B.V., Western Seed Americas, Inc., Western Seed Argentina, S.A., Western Seed Co. Mexico S.A. de C.V. and Western Seed Mexico S.A. de C.V.

From 2000 to 2006, Western Seeds' Roma type tomato was very successful and made great impact in China market.

In 2007, Monsanto Company acquired Western Seed (then head-quartered in Holland), which specializes in tomato hybrids as well as other vegetable and fruit crops.

By signing this Agreement, we will gain access to all of Mr.Cabrera’s knowledge and expertise in the seed business, which we believe will significantly help us continue to successfully implement our business plan.

Item 9.01 Financial Statements and Exhibits

Exhibits

10	Agreement with CAPITAL GENETIC EBT, S.L.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

A & C United Agriculture Developing Inc.

Date: November 12, 2014	By:	/s/ Yidan (Andy) Liu
Yidan (Andy) Liu
President

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